Exhibit 10.2

AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

This Amendment No. 1 to Transaction Agreement (this “Amendment”), dated as of June 17, 2026 (the “Effective Date”), is made by and between Rumble Inc., a Delaware corporation (the “Company”), and Tether Investments S.A. de C.V. (as successor in interest to Tether Investments Limited) (the “Investor”) in reference to that certain Transaction Agreement (the “Transaction Agreement”), dated as of December 20, 2024, by and between the Company and the Investor. The Company and the Investor are each referred to herein from time to time as a “Party” and together as the “Parties”. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Transaction Agreement.

W I T N E S S E T H:

WHEREAS, the Parties are parties to that certain Transaction Support Agreement, dated as of November 10, 2025 (the “Transaction Support Agreement”), pursuant to which, among other matters, the Investor will sell to the Company, and the Company will purchase from the Investor, all of the Sold Shares (as defined in the Transaction Support Agreement); and

WHEREAS, in consideration for, among other things, the other Party’s entry into the Transaction Support Agreement and the consummation of the transactions contemplated thereby (the “ND Transaction”), each of the Parties desires to amend certain provisions of the Transaction Agreement in accordance with Section 10.02(a) of the Transaction Agreement, effective as of the Effective Date.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments to the Transaction Agreement. The Parties hereby agree to amend the Transaction Agreement effective as of the Effective Date as follows:

(a) For the avoidance of doubt, the Parties acknowledge and agree that all references to “Shares” in Section 6.06 (Investor Agreement to Vote), Section 6.07 (Standstill) and Section 6.08 (Restrictions on Transfers of Shares) of the Transaction Agreement includes all shares of Class A Common Stock that may be held or beneficially owned by the Investor or its Affiliates from time to time, including any shares of Class A Common Stock that may be issued to the Investor or its Affiliates pursuant to the Transaction Support Agreement, including any Rumble Share Consideration and/or shares of Class A Common Stock issued pursuant to Section 9.13 (Squeeze-Out) of the Transaction Support Agreement.

(b) References in Section 6.07(a) of the Transaction Agreement to “the Offer” shall be deleted and replaced by “the Offer or the ND Transaction Documents.”

(c) References in Section 6.07(a) of the Transaction Agreement to “the Closing (being the later of the First Closing and Second Closing in the event Section 2.02(c) is applicable)” shall be deleted and replaced by “the ND Transaction Closing.”

(d) There shall be added a paragraph (b) to Section 6.07, which shall read as follows:

“(b) As used herein, the term ‘ND Transaction Closing’ has the same meaning as the term “Closing” and the term ‘ND Transaction Documents’ has the same meaning as the term “Transaction Documents,” in each case, as defined in that certain Transaction Support Agreement, dated as of November 10, 2025, by and between the Company and the Investor.”

Section 2. References. Each reference in the Transaction Agreement to “hereof”, “hereunder”, “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Transaction Agreement shall from and after the Effective Date refer to the Transaction Agreement as amended hereby, except as the context otherwise requires.

Section 3. Expenses. All costs and expenses incurred in connection with this Amendment shall be paid by the party incurring such cost or expense.

Section 4. Miscellaneous. Sections 10.01, 10.02, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11 and 10.12 of the Transaction Agreement shall apply to this Amendment mutatis mutandis, and are incorporated herein by reference.

Section 5. Termination. If the Transaction Support Agreement is terminated in accordance with Article X thereof prior to the consummation of the ND Transaction Closing, then Section 1 and Section 3 of this Amendment shall automatically be null and void ab initio and of no force and effect, but Section 2, Section 4, Section 5 and this Section 6 shall not be affected by such SPA Termination.

Section 6. Effect on Original Agreement. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the original Transaction Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Transaction Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Transaction Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the original Transaction Agreement, and this Amendment and the Transaction Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Transaction Agreement. As used in the original Transaction Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Transaction Agreement as amended by this Amendment and Waiver. In the event of any inconsistency between this Amendment and the Transaction Agreement with respect to the matters set forth herein, this Amendment shall take precedence and control.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers, as of the date first above written.

RUMBLE INC.

By:	/s/ Maurice F. Edelson
	Name:	Maurice F. Edelson
	Title:	General Counsel and Corporate Secretary

Tether Investments S.A. de C.V.

By:	/s/ Giancarlo Devasini
	Name:	Giancarlo Devasini
	Title:	Sole Administrator

[Signature Page to Amendment No. 1 to Transaction Agreement]